News Release

EXHIBIT 99.1

SM ENERGY REPORTS THIRD QUARTER 2019 RESULTS:
TOP TIER OPERATIONAL EXECUTION CONTINUES
GUIDANCE FOR 2019: PRODUCTION UP, PRODUCTION COSTS DOWN, CAPITAL UNCHANGED

DENVER, CO October 31, 2019 - SM Energy Company (the “Company” or “SM Energy”) (NYSE: SM) today announced financial and operating results for the third quarter of 2019. Highlights include:

•
Production exceeded expectations - Third quarter 2019 total production was 12.4 MMBoe (134.9 MBoe/d), 44% oil and 61% liquids. Production exceeded the Company’s guidance range by 0.2 MMBoe, or 2,250 Boe/d, driven by better than expected well performance and two accelerated Austin Chalk wells in South Texas.

•
Permian operations continue to rank top tier - The Company’s high oil content assets generate among the highest realized price per Boe in the Basin, averaging $44.77 in the third quarter, while capital efficiencies continue to reduce the current average RockStar drill, complete and equip costs to approximately $700 per lateral foot.

•
New South Texas wells generating higher oil/liquids production - Two recent Austin Chalk wells each delivered on average more than 800 Bbls/d oil peak 30-day IP rates. Twelve new design wells (Lower Eagle Ford) in the Briscoe area reached peak 30-day IP rates averaging 2,532 Boe/d (3-stream), including 463 Bbls/d oil.

President and Chief Executive Officer Jay Ottoson comments: “Our third quarter results continue to demonstrate the quality of our Midland Basin assets and execution. Our efforts to prove up oily economic drilling inventory in our large South Texas operating area are showing success. As we go forward, we expect to allocate a high percentage of our capital to the Midland Basin, while focusing our investment in South Texas on these higher margin opportunities. Our capital efficiency continues to improve, and we have taken steps to streamline our organization and reduce cash costs. We expect to generate free cash flow in the fourth quarter of 2019 and our corporate objective is to generate free cash flow, reducing absolute debt and leverage in 2020.”

SUMMARY WELL RESULTS

ROCKSTAR
New well results include RockStar area wells that reached their peak 30-day IP rates subsequent to the Company’s August 2019 update: 11 new RockStar wells drilled into the Wolfcamp A and Lower Spraberry intervals, at locations that span the acreage position, having an average lateral length of 10,150 feet, delivered peak 30-day IP rates that averaged 1,180 Boe/d per well and 90% oil. All of the wells were half or fully bounded.
SOUTH TEXAS
In the South Texas, efforts to drive value and inventory through more efficient well design and testing the higher liquids content/higher margin Austin Chalk are showing success.

•
The Galvan Ranch B904H Austin Chalk test is the best Company oil well drilled to date in South Texas, based on its peak 24-hour IP rate of 3,900 Boe (3-stream), with approximately 1,100 Bbls oil. The two new Austin Chalk wells were drilled in the eastern and northern areas of the Company’s South Texas acreage, intended to demonstrate the geographic extensions of the Austin Chalk across the Company’s acreage position. The wells were drilled with approximately 11,300’ laterals. While results are early stage, the oil content of these wells is particularly encouraging.

•
As reported during the quarter, four new design Lower Eagle Ford wells reached peak 30-day IP rates averaging approximately 3,000 Boe/d (3-stream) each with 560 Bbls/d oil, or 19% oil and 41% NGLs. The wells are part of the Company’s joint development program. With more than 90 days of production, these wells demonstrate cumulative production curves consistent with expectations.

•
Eight additional new design Lower Eagle Ford wells (also part of the joint development program) with average lateral lengths ranging between 8,200’ and 15,000’ reached peak 30-day IP rates during the quarter that averaged approximately 2,300 Boe/d (3-stream) each, with 18% oil and 42% liquids.

THIRD QUARTER PRODUCTION AND REALIZED PRICES

PRODUCTION:
	Permian	South Texas	Total
Oil - MBbl	5,076	348	5,424
Natural gas - MMcf	9,079	20,417	29,496
NGLs - MBbl	5	2,061	2,067
Total - MBoe	6,595	5,812	12,407
Total - MBoe/d	71.7	63.2	134.9
Note: amounts may not calculate due to rounding

•	Permian volumes increased 11% year-over-year and were flat sequentially.

•	Oil sales comprised 75% of production revenue.

•	As projected, there were shut-in volumes during the quarter related to offset well completion activity and other impacts.

REALIZED PRICES:
	Permian	South Texas	Totals Pre/Post-Hedge
Oil/$Bbl	$54.64	$44.50	$53.99/$53.57
Natural gas/$Mcf	1.96	2.27	2.17/2.59
NGLs/$Bbl	nm	15.71	15.73/22.87
Per Boe	$44.77	$16.20	$31.39/$33.38

•	Benchmark pricing for the quarter included NYMEX WTI at $56.45/Bbl, NYMEX Henry Hub natural gas at $2.23/MMBtu and Hart Composite NGLs at $18.89/Bbl.

•
In the Permian Basin, the Midland-Cushing oil differential improved to approximately ($0.61)/Bbl on average for the three months while the WAHA-NYMEX natural gas differential improved to approximately ($1.43)/MMBtu.

•
The average realized price per Boe of $31.39 is before the effect of hedges. Including the effect of realized hedges, the average price was $33.38 per Boe, resulting in approximately $24.7 million of realized net hedge gains for the quarter.

THIRD QUARTER FINANCIAL RESULTS
Third quarter of 2019 net income was $42.2 million, or $0.37 per diluted common share, compared with a net loss of ($135.9) million, or ($1.21) per diluted common share, in the third quarter of 2018. For the first nine months of 2019, net loss was ($84.9) million or ($0.76) per diluted common share.
Third quarter of 2019 net cash provided by operating activities was $203.2 million. For the first nine months of 2019, net cash provided by operating activities was $581.6 million.
The following paragraphs discuss adjusted EBITDAX, adjusted net income (loss), and adjusted net income (loss) per diluted common share, all of which are non-GAAP measures. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Third quarter of 2019 adjusted EBITDAX was $257.8 million. Adjusted EBITDAX is largely unchanged year-over-year as higher production in the 2019 period was offset by higher realized (post-hedge) prices in the 2018 period. Sequentially, adjusted EBITDAX was largely unchanged given comparable production and operating margins.
Third quarter of 2019 adjusted net loss was ($12.1) million, or ($0.11) per diluted common share, compared with adjusted net loss of ($1.0) million, or ($0.01) per diluted common share, in the third quarter of 2018. For the first nine months of 2019, adjusted net loss was ($48.5) million, or ($0.43) per diluted common share.
COMMODITY DERIVATIVES
As of October 30, 2019, the Company had commodity derivatives in place for the fourth quarter of 2019 that included:

•	WTI oil hedges for approximately 90% of expected oil production;

•	HSC natural gas hedges for approximately 70% of expected natural gas production;

•	Midland-Cushing differential hedges for approximately 60-65% of expected Permian oil production; and

•	WAHA natural gas hedges for approximately 40% of expected Permian residue natural gas production (assumes ethane rejection.)
Detailed data on derivatives are provided in the accompanying IR presentation and the Company’s Quarterly Report on Form 10-Q for the third quarter of 2019.
FINANCIAL POSITION, LIQUIDITY AND TOTAL CAPITAL SPEND
On September 30, 2019, the outstanding principal amount of the Company’s long-term debt was $2.5 billion in senior notes plus $172.5 million in senior convertible notes, and $129.0 million drawn on the Company’s senior secured revolving credit facility. Amounts drawn under this facility increased by $11 million sequentially, keeping total net debt nearly flat compared with the second quarter of 2019.
Subsequent to quarter-end, the Company’s lenders reaffirmed the senior secured revolving credit facility borrowing base of $1.6 billion and commitment level of $1.2 billion. The Company had $1.1 billion of liquidity at quarter-end.

Costs incurred in oil and gas activities for the third quarter of 2019 were $270.9 million. Total capital spend (a non-GAAP measure defined and reconciled below) for the quarter was $263.4 million. During the third quarter, the Company drilled 22 net wells and had 19 net flowing completions in the Permian and drilled six net wells and completed six net wells in South Texas.

•
During the third quarter, the Company continued to realize capital efficiencies in the form of increased lateral feet drilled per day and more stages completed per day. As a result, the Company completed more wells in the first nine months of 2019 than expected (including completed wells that have not been put on production), reduced the number of completion crews in the Permian to two, and Company-operated South Texas well completions have been concluded for the year.

•	A number of wells in the Permian at quarter-end were completed but not yet producing in order to manage and reduce flowback costs.
UPDATED GUIDANCE - FOURTH QUARTER & FULL YEAR 2019

•
Full year expected production: raised at the mid-point to 47.5 - 47.9 MMBoe, or 130-131 MBoe/d, with approximately 44% oil in the commodity mix. Implied fourth quarter production is 12.0-12.4 MMBoe or 130.4-134.8 MBoe/d and assumes ethane rejection for NGL volumes and certain shut-in volumes related to maintenance, offset activity and other.

•
Full year expected total capital spend: unchanged at $1,000 - 1,050 million. Implied fourth quarter total capital spend is $160-210 million. Expected net completions for 2019 are unchanged at 100+ in the Permian and 19 in South Texas.

•
Full year expected general and administrative expense: the Company expects to continue to concentrate capital in the Midland Basin and has initiated a reorganization to eliminate duplicate regional functions and reduce overhead costs. As a result, the Company expects to take an associated charge to G&A in the fourth quarter of 2019. Guidance is revised to $125-130 million including non-cash compensation and reorganization charge.

•	Full year expected LOE per Boe is reduced to $4.70-$4.80. The implied fourth quarter LOE per Boe is $4.80-$5.15.

•	Full year expected transportation expense per Boe is reduced to $4.05-$4.15. The implied fourth quarter transportation per Boe is $4.15-$4.40.
SCHEDULE FOR THIRD QUARTER REPORTING
This release is accompanied by an investor presentation and pre-recorded call with transcript, all of which are posted to the Company’s website. Please visit the Company’s website at ir.sm-energy.com to access this additional third quarter detail.
November 1, 2019 - Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the Company’s third quarter 2019 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone at:

•	Live (conference ID 7069506) - Domestic toll free/International: 844-343-4183/647-689-5129

•	Replay (conference ID 7069506) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until November 8, 2019.

UPCOMING CONFERENCE PARTICIPATION

•
November 5, 2019 - Baird’s Global Industrial Conference. President and Chief Executive Officer Jay Ottoson will present at 9:30 a.m. Central time. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website before market open on November 5, 2019.

•
November 14, 2019 - Stephens Nashville Investment Conference. President and Chief Executive Officer Jay Ottoson will participate in a panel discussion at 9:00 a.m. Central time. This event will not be webcast.

•
November 14, 2019 - BAML Global Energy Conference.  EVP and Chief Financial Officer Wade Pursell will present at 2:00 p.m. Eastern time. The presentation will be webcast, accessible from the Company’s website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company’s website before market open on November 14, 2019.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words “assumes,” "anticipate," "estimate," "expect," "forecast," "guidance," “implied,” "plan," "project," "objectives," "target," "will" and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Forward-looking statements in this release include: projections for production, certain operating costs, general and administrative expenses and expected savings, and total capital spend; the expectation that the Company will spend within discretionary cash flow in the fourth quarter of 2019 and beyond; the potential to reduce absolute debt and leverage in 2020; and, the Company’s expectations regarding capital allocation. General risk factors include the availability, proximity and capacity of gathering, processing and transportation facilities; the volatility and level of oil, natural gas, and natural gas liquids prices and related differentials, including any impact on the Company’s asset carrying values or reserves arising from price declines; uncertainties inherent in projecting future timing and rates of production or other results from drilling and completion activities; the imprecise nature of estimating oil and natural gas reserves; uncertainties inherent in projecting future drilling and completion activities, costs or results; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services; the risks associated with the Company's commodity price risk management strategy; and other such matters discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.

SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019
Production Data
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2019	2018	Percent Change	2019	2018	Percent Change
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$53.99	$56.96	(5)%	$53.31	$59.60	(11)%
Gas (per Mcf)	$2.17	$3.56	(39)%	$2.38	$3.35	(29)%
NGLs (per Bbl)	$15.73	$30.77	(49)%	$17.09	$28.28	(40)%
Per Boe	$31.39	$38.26	(18)%	$32.00	$38.15	(16)%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$53.57	$53.64	—%	$52.39	$55.06	(5)%
Gas (per Mcf)	$2.59	$3.53	(27)%	$2.55	$3.41	(25)%
NGLs (per Bbl)	$22.87	$21.16	8%	$21.01	$20.79	1%
Per Boe	$33.38	$34.86	(4)%	$32.68	$35.02	(7)%
Net production volumes: (1)
Oil (MMBbl)	5.4	5.0	7%	15.7	13.7	15%
Gas (Bcf)	29.5	27.2	9%	81.7	77.7	5%
NGLs (MMBbl)	2.1	2.4	(14)%	6.2	6.0	4%
Equivalent (MMBoe)	12.4	12.0	4%	35.5	32.6	9%
Average net daily production: (1)
Oil (MBbl per day)	59.0	54.9	7%	57.5	50.1	15%
Gas (MMcf per day)	320.6	295.3	9%	299.2	284.7	5%
NGLs (MBbl per day)	22.5	26.2	(14)%	22.8	21.9	4%
Equivalent (MBoe per day)	134.9	130.2	4%	130.1	119.4	9%
Per Boe data:
Realized price (before the effects of derivative settlements)	$31.39	$38.26	(18)%	$32.00	$38.15	(16)%
Lease operating expense	4.73	4.41	7%	4.67	4.66	—%
Transportation costs	4.00	4.20	(5)%	4.02	4.42	(9)%
Production taxes	1.29	1.58	(18)%	1.30	1.64	(21)%
Ad valorem tax expense	0.39	0.45	(13)%	0.52	0.51	2%
General and administrative (2)	2.63	2.46	7%	2.69	2.64	2%
Operating margin (before the effects of derivative settlements)	18.35	25.16	(27)%	18.80	24.28	(23)%
Derivative settlement gain (loss)	1.99	(3.40)	159%	0.67	(3.13)	121%
Operating margin (including the effects of derivative settlements)	$20.34	$21.76	(7)%	$19.47	$21.15	(8)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$17.02	$16.78	1%	$16.76	$14.82	13%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.44 and $0.45 for the three months ended September 30, 2019, and 2018, respectively, and $0.42 for each of the nine months ended September 30, 2019, and 2018.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share data)	September 30,	December 31,
ASSETS	2019	2018
Current assets:
Cash and cash equivalents	$10	$77,965
Accounts receivable	146,211	167,536
Derivative assets	143,142	175,130
Prepaid expenses and other	21,751	8,632
Total current assets	311,114	429,263
Property and equipment (successful efforts method):
Proved oil and gas properties	8,143,381	7,278,362
Accumulated depletion, depreciation, and amortization	(3,953,181)	(3,417,953)
Unproved oil and gas properties	1,434,435	1,581,401
Wells in progress	325,230	295,529
Properties held for sale, net	—	5,280
Other property and equipment, net of accumulated depreciation of $64,971 and $57,102, respectively	79,278	88,546
Total property and equipment, net	6,029,143	5,831,165
Noncurrent assets:
Derivative assets	38,571	58,499
Other noncurrent assets	74,255	33,935
Total noncurrent assets	112,826	92,434
Total assets	$6,453,083	$6,352,862
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$431,440	$403,199
Derivative liabilities	37,798	62,853
Other current liabilities	21,804	—
Total current liabilities	491,042	466,052
Noncurrent liabilities:
Revolving credit facility	129,000	—
Senior Notes, net of unamortized deferred financing costs	2,451,886	2,448,439
Senior Convertible Notes, net of unamortized discount and deferred financing costs	154,883	147,894
Asset retirement obligations	95,806	91,859
Deferred income taxes	217,469	223,278
Derivative liabilities	6,014	12,496
Other noncurrent liabilities	63,233	42,522
Total noncurrent liabilities	3,118,291	2,966,488
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 112,857,163 and 112,241,966 shares, respectively	1,129	1,122
Additional paid-in capital	1,784,787	1,765,738
Retained earnings	1,069,642	1,165,842
Accumulated other comprehensive loss	(11,808)	(12,380)
Total stockholders’ equity	2,843,750	2,920,322
Total liabilities and stockholders’ equity	$6,453,083	$6,352,862

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Operating revenues and other income:
Oil, gas, and NGL production revenue	$389,419	$458,382	$1,136,749	$1,243,826
Net gain on divestiture activity	—	786	323	425,656
Other operating revenues	898	201	1,347	3,398
Total operating revenues and other income	390,317	459,369	1,138,419	1,672,880
Operating expenses:
Oil, gas, and NGL production expense	129,042	127,638	373,397	365,917
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	211,125	201,105	595,201	483,343
Exploration(1)	11,626	13,061	33,851	40,844
Abandonment and impairment of unproved properties	6,337	9,055	25,092	26,615
General and administrative(1)	32,578	29,464	95,584	86,066
Net derivative (gain) loss(2)	(100,889)	178,026	(3,463)	249,304
Other operating expenses, net	1,021	9,664	422	14,219
Total operating expenses	290,840	568,013	1,120,084	1,266,308
Income (loss) from operations	99,477	(108,644)	18,335	406,572
Interest expense	(40,584)	(38,111)	(118,191)	(122,850)
Loss on extinguishment of debt	—	(26,722)	—	(26,722)
Other non-operating income (expense), net	(548)	806	(1,427)	3,017
Income (loss) before income taxes	58,345	(172,671)	(101,283)	260,017
Income tax (expense) benefit	(16,111)	36,748	16,337	(61,342)
Net income (loss)	$42,234	$(135,923)	$(84,946)	$198,675

Basic weighted-average common shares outstanding	112,804	112,107	112,441	111,836
Diluted weighted-average common shares outstanding	113,334	112,107	112,441	113,600
Basic net income (loss) per common share	$0.37	$(1.21)	$(0.76)	$1.78
Diluted net income (loss) per common share	$0.37	$(1.21)	$(0.76)	$1.75
Dividends per common share	$0.05	$0.05	$0.10	$0.10

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,285	$1,571	$3,781	$4,076
General and administrative expense	5,481	5,433	14,977	13,604
Total non-cash stock-based compensation	$6,766	$7,004	$18,758	$17,680

(2) The net derivative (gain) loss line item consists of the following:
Settlement (gain) loss	$(24,722)	$40,718	$(23,843)	$101,911
(Gain) loss on fair value changes	(76,167)	137,308	20,380	147,393
Total net derivative (gain) loss	$(100,889)	$178,026	$(3,463)	$249,304

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225
Net income	—	—	—	50,388	—	50,388
Other comprehensive income	—	—	—	—	119	119
Issuance of common stock under Employee Stock Purchase Plan	184,079	2	1,957	—	—	1,959
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	290	—	(2)	—	—	(2)
Stock-based compensation expense	96,719	1	6,153	—	—	6,154
Other	—	—	(1)	1	—	—
Balances, June 30, 2019	112,525,633	$1,125	$1,779,665	$1,033,051	$(11,998)	$2,801,843
Net income	—	—	—	42,234	—	42,234
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.05 per share	—	—	—	(5,643)	—	(5,643)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	331,530	4	(1,644)	—	—	(1,640)
Stock-based compensation expense	—	—	6,766	—	—	6,766
Balances, September 30, 2019	112,857,163	$1,129	$1,784,787	$1,069,642	$(11,808)	$2,843,750

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Condensed Consolidated Statements of Stockholders' Equity (Continued)
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2017	111,687,016	$1,117	$1,741,623	$665,657	$(13,789)	$2,394,608
Net income	—	—	—	317,401	—	317,401
Other comprehensive income	—	—	—	—	260	260
Cash dividends declared, $0.05 per share	—	—	—	(5,584)	—	(5,584)
Stock-based compensation expense		—	5,412	—	—	5,412
Cumulative effect of accounting change	—	—	—	2,969	(2,969)	—
Other	—	—	—	1	(1)	—
Balances, March 31, 2018	111,687,016	$1,117	$1,747,035	$980,444	$(16,499)	$2,712,097
Net income	—	—	—	17,197	—	17,197
Other comprehensive income	—	—	—	—	198	198
Issuance of common stock under Employee Stock Purchase Plan	100,249	1	1,880	—	—	1,881
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	1,161	—	(10)	—	—	(10)
Stock-based compensation expense	58,572	—	5,264	—	—	5,264
Balances, June 30, 2018	111,846,998	$1,118	$1,754,169	$997,641	$(16,301)	$2,736,627
Net loss	—	—	—	(135,923)	—	(135,923)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,607)	—	(5,607)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	290,584	3	(2,968)	—	—	(2,965)
Stock-based compensation expense		—	7,004	—	—	7,004
Balances, September 30, 2018	112,137,582	$1,121	$1,758,205	$856,111	$(16,038)	$2,599,399

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$42,234	$(135,923)	$(84,946)	$198,675
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Net gain on divestiture activity	—	(786)	(323)	(425,656)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	211,125	201,105	595,201	483,343
Abandonment and impairment of unproved properties	6,337	9,055	25,092	26,615
Stock-based compensation expense	6,766	7,004	18,758	17,680
Net derivative (gain) loss	(100,889)	178,026	(3,463)	249,304
Derivative settlement gain (loss)	24,722	(40,718)	23,843	(101,911)
Amortization of debt discount and deferred financing costs	3,921	3,792	11,554	11,542
Loss on extinguishment of debt	—	26,722	—	26,722
Deferred income taxes	19,617	(36,833)	(13,620)	60,672
Other, net	(1,004)	218	(2,291)	(2,084)
Net change in working capital	(9,673)	17,997	11,781	(3,725)
Net cash provided by operating activities	203,156	229,659	581,586	541,177
Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties (1)	—	984	12,520	743,199
Capital expenditures	(212,515)	(309,269)	(788,642)	(1,032,588)
Acquisition of proved and unproved oil and gas properties	(2,900)	44	(2,581)	(24,571)
Net cash used in investing activities	(215,415)	(308,241)	(778,703)	(313,960)
Cash flows from financing activities:
Proceeds from credit facility	428,000	—	1,124,500	—
Repayment of credit facility	(417,000)	—	(995,500)	—
Net proceeds from Senior Notes	—	492,079	—	492,079
Cash paid to repurchase Senior Notes, including premium	—	(844,984)	—	(844,984)
Net proceeds from sale of common stock	—	—	1,959	1,881
Dividends paid	—	—	(5,612)	(5,584)
Other, net	(1,640)	(7,613)	(2,684)	(7,746)
Net cash provided by (used in) financing activities	9,360	(360,518)	122,663	(364,354)

Net change in cash, cash equivalents, and restricted cash	(2,899)	(439,100)	(74,454)	(137,137)
Cash, cash equivalents, and restricted cash at beginning of period	6,410	615,906	77,965	313,943
Cash, cash equivalents, and restricted cash at end of period	$3,511	$176,806	$3,511	$176,806
Less: Restricted cash (1)	(3,501)	—	(3,501)	—
Cash and cash equivalents	$10	$176,806	$10	$176,806

(1) As of September 30, 2019, a portion of net proceeds from the sale of oil and gas properties was restricted for future property acquisitions. Restricted cash is included in the other noncurrent assets line item on the accompanying unaudited condensed consolidated balance sheets.

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. Non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is a non-GAAP measure that the Company presents because management believes it provides useful additional information to investors and analysts, as a performance measure, for analysis of our ability to internally generate funds for exploration, development, acquisitions, and to service debt. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s third quarter of 2019 Form 10-Q and 2018 Form 10-K for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, and accruals for non-recurring matters. Adjusted net income (loss) is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net income (loss) attributable to common shareholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
Total capital spend: Total capital spend is calculated as costs incurred, less asset retirement obligations (“ARO”), capitalized interest and acquisitions. Total capital spend is presented because management believes that it provides useful information to investors in the analysis of SM Energy Company and is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry. Total capital spend should not be used in isolation or as a substitute to costs incurred or other capital spending measures under GAAP.
Discretionary cash flow: Discretionary cash flow is calculated as net cash provided by operating activities excluding changes in current assets and current liabilities, and exploration. Exploration expense is added back in the calculation because, for peer comparison purposes, this number is included in our total capital spend. The Company believes this measure is important to investors because it provides useful additional information to investors for analysis of the Company’s ability to generate cash to fund exploration and development, and to service indebtedness. In addition, management believes that discretionary cash flows is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of upstream oil and gas companies.
FORWARD-LOOKING NON-GAAP MEASURES
The Company is unable to present a reconciliation of forward-looking Total Capital Spend because components of the calculation, such as potential acquisitions, are inherently unpredictable. Moreover, estimating the most directly comparable GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to adjusted EBITDAX (non-GAAP)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$42,234	$(135,923)	$(84,946)	$198,675
Interest expense	40,584	38,111	118,191	122,850
Income tax expense (benefit)	16,111	(36,748)	(16,337)	61,342
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	211,125	201,105	595,201	483,343
Exploration (2)	10,341	11,490	30,070	36,768
Abandonment and impairment of unproved properties	6,337	9,055	25,092	26,615
Stock-based compensation expense	6,766	7,004	18,758	17,680
Net derivative (gain) loss	(100,889)	178,026	(3,463)	249,304
Derivative settlement gain (loss)	24,722	(40,718)	23,843	(101,911)
Net gain on divestiture activity	—	(786)	(323)	(425,656)
Loss on extinguishment of debt	—	26,722	—	26,722
Other, net	434	(1,265)	1,129	(4,519)
Adjusted EBITDAX (non-GAAP)	257,765	256,073	707,215	691,213
Interest expense	(40,584)	(38,111)	(118,191)	(122,850)
Income tax (expense) benefit	(16,111)	36,748	16,337	(61,342)
Exploration (2)	(10,341)	(11,490)	(30,070)	(36,768)
Amortization of debt discount and deferred financing costs	3,921	3,792	11,554	11,542
Deferred income taxes	19,617	(36,833)	(13,620)	60,672
Other, net	(1,438)	1,483	(3,420)	2,435
Net change in working capital	(9,673)	17,997	11,781	(3,725)
Net cash provided by operating activities (GAAP)	$203,156	$229,659	$581,586	$541,177

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the Company's unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Adjusted Net Income (Loss) Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net income (loss) (non-GAAP):	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) (GAAP)	$42,234	$(135,923)	$(84,946)	$198,675
Net derivative (gain) loss	(100,889)	178,026	(3,463)	249,304
Derivative settlement gain (loss)	24,722	(40,718)	23,843	(101,911)
Net gain on divestiture activity	—	(786)	(323)	(425,656)
Abandonment and impairment of unproved properties	6,337	9,055	25,092	26,615
Loss on extinguishment of debt	—	26,722	—	26,722
Other, net (2)	435	67	1,347	876
Tax effect of adjustments (3)	15,058	(37,403)	(10,090)	48,619
Adjusted net income (loss) (non-GAAP)	$(12,103)	$(960)	$(48,540)	$23,244

Diluted net income (loss) per common share (GAAP)	$0.37	$(1.21)	$(0.76)	$1.75
Net derivative (gain) loss	(0.89)	1.59	(0.03)	2.19
Derivative settlement gain (loss)	0.22	(0.36)	0.21	(0.90)
Net gain on divestiture activity	—	(0.01)	—	(3.75)
Abandonment and impairment of unproved properties	0.06	0.08	0.22	0.23
Loss on extinguishment of debt	—	0.24	—	0.24
Other, net (2)	—	—	0.01	0.01
Tax effect of adjustments (3)	0.13	(0.34)	(0.09)	0.43
Adjusted net income (loss) per diluted common share (non-GAAP)	$(0.11)	$(0.01)	$(0.43)	$0.20

Basic weighted-average common shares outstanding	112,804	112,107	112,441	111,836
Diluted weighted-average common shares outstanding	113,334	112,107	112,441	113,600

Note: Amounts may not calculate due to rounding.
(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three and nine month periods ended September 30, 2019, the adjustment relates to bad debt expense and impairments on materials inventory and other property. For the three-month period ended September 30, 2018, the adjustment relates to bad debt expense. For the nine-month period ended September 30, 2018, the adjustment relates to bad debt expense and an accrual for a non-recurring matter. These items are included in other operating expenses, net on the Company's condensed consolidated statements of operations.

(3) The tax effect of adjustments for the three and nine month periods ended September 30, 2019, and 2018, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
September 30, 2019

Total Capital Spend Reconciliation (1)
(in millions)

Reconciliation of costs incurred in oil & gas activities (GAAP) to total capital spend (non-GAAP)	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2019	2019
Costs incurred in oil and gas activities (GAAP):	$270.9	$861.4
Asset retirement obligations	(0.3)	(1.1)
Capitalized interest	(4.2)	(14.1)
Proved and unproved property acquisitions (2)	(2.9)	(2.6)
Other	—	(3.4)
Total capital spend (non-GAAP):	$263.4	$840.2

Note: Amounts may not sum due to rounding.
(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) The Company completed several non-monetary acreage trades in the Midland Basin during the first nine months of 2019 totaling $70.8 million of value attributed to the properties transferred. This non-monetary consideration is not reflected in the costs incurred or capital spend amounts presented above.

Discretionary Cash Flow Reconciliation (1)
(in millions)

Reconciliation of net cash provided by operating activities (GAAP) to discretionary cash flow (non-GAAP)	For the Three Months Ended September 30,	For the Nine Months Ended September 30,
	2019	2019
Net cash provided by operating activities (GAAP):	$203.2	$581.6
Net change in working capital	9.7	(11.8)
Exploration (2)(3)	10.3	30.1
Discretionary cash flow (non-GAAP):	$223.3	$599.9

Note: Amounts may not sum due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Exploration expense is added back in the calculation of discretionary cash flow because, for peer comparison purposes, this number is included in our reported total capital spend.
(3) Stock-based compensation expense is a component of exploration expense and general and administrative expense on the unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the Company's unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.